Exhibit 99.3

GENIUS BRANDS INTERNATIONAL PARTNERS WITH COMCAST

TO LAUNCH NEW KID GENIUS CHANNEL ON XFINITY ON DEMAND

On Demand Channel to Feature Genius Brands’ Original Programming and Acquired Content from Around the World

Beverly Hills CA, March 31, 2015 - Building on the success of its Baby Genius® series on Xfinity On Demand, Genius Brands International, Inc., “GBI” (OTCQB: GNUS) a global content and brand management company dedicated to providing entertaining and enriching ‘content with a purpose’ for toddlers to tweens, announced it will partner with Comcast to launch Kid Genius, a new channel on Xfinity On Demand, delivering “Smart TV for Kids” in fall 2015.

Baby Genius has been a top performer on the Baby Boost Channel on Xfinity On Demand and Kid Genius will offer a variety of programming for young viewers (toddlers to age 12) that is aligned with GBI’s mission to provide “content with a purpose.” The channel will feature GBI original programming, such as Warren Buffett’s Secret Millionaires Club and Thomas Edison’s Secret Lab, as well as other shows from program creators around the world.

GBI’s Senior Vice President of Global Distribution Sales Andy Berman, who joined the company last year to oversee the expansion of the international distribution business, will head the Kid Genius operation. Berman brings 30 years of experience in the children’s content business having previously formed and spearheaded the worldwide sales efforts for FremantleMedia Kids & Family Entertainment.

“Kids today have numerous entertainment choices, but what will differentiate Kid Genius is the combination of entertainment and enrichment value in every show we program. Plus, there is a limited commercial load of only three minutes per half-hour,” said Andy Heyward, CEO of GBI. “With children spending more and more time in front of a screen, our mission is to make that time both fun and intellectually stimulating within a safe environment.”

“We have been in the business of creating kids’ content for well over 25 years,” said Berman. “In addition to our own unique original programming, the new Kid Genius channel will be a tremendous opportunity to showcase new independently produced programs and terrific acquired programming for kids.”

Kid Genius will incorporate program code developed with renowned children’s media expert, Don Roberts, former Chair of the Communications School at Stanford that will address sensitive to issues of violence; negative stereotypes; the environment; and inappropriate language for kids to ensure that parents will feel safe that their kids are never being exposed to inappropriate subject matter.

About Genius Brands International

Headquartered in Beverly Hills, California, Genius Brands International “GBI” (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses multimedia content for toddlers to tweens. Led by award-winning creators and producers CEO Andy Heyward and President Amy Moynihan Heyward, GBI creates “content with a purpose,” meaning content that is as entertaining as it is enriching. GBI’s growing library of content includes the award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab, Llama Llama, from the NY Times bestselling children’s book franchise, and Stan Lee’s Mighty 7, the first project from Stan Lee Comics, a joint venture with legend Stan Lee’s POW! Entertainment.

A Squared Entertainment, a wholly owned subsidiary of Genius Brands International, is a brand management and licensing company that represents third-party properties across a broad range of categories in territories around the world. The company currently represents Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; and Celessence Technologies, the world's leading microencapsulation company.

For additional information please visit www.gnusbrands.com.

# # #

Forward Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

GBI MEDIA CONTACT:	GBI INVESTOR RELATIONS CONTACT:
Three.Sixty Marketing + Communications Michelle Orsi /Carol Holdsworth 310-418-6430; michelle@360-comm.com 805-252-1848; carol@360-comm.com	Michael Porter PLR Investor Relations 212.564.4700 mike@plrinvest.com